UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Uroplasty, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250
Commission File No.	(I.R.S. Employer
Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 426-6140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2013, Medi A. Jiwani, Chief Financial Officer of Uroplasty, Inc. (“Uroplasty”) was placed on administrative leave and relived of duties until resolution of the issues related to internal control over financial reporting described in Item 8.01 of this Form 8-K.

Item 8.01.  Other Events

On June 14, 2013, Uroplasty announced that the filing of its Annual Report on Form 10-K will be delayed pending review of its internal control over financial reporting related to the expense reimbursements and related to the timing of the recognition of orders and the payment of sales commissions at the end of fiscal quarters. Uroplasty has filed a Form 12b-25 and issued a press release announcing the delayed filing

Item 9.01.  Financial Statements and Exhibits

Exhibit 99	Press Release Dated June 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.

By	/s/ROBERT C. KILL
Robert C. Kill, Interim Chief Executive Officer

Dated: June 14, 2013